Consent of Independent Registered Public Accounting Firm

We consent to the references to our firm under the captions “Financial Highlights” in the Prospectuses of the Boston Partners Investment Funds, Summit Global Investments, Abbey Capital Futures Strategy Fund and Abbey Capital Multi Asset Fund and “Independent Registered Public Accounting Firm” and “Financial Statements” in the Statements of Additional Information of the Boston Partners Investment Funds, Summit Global Investments, Abbey Capital Futures Strategy Fund and Abbey Capital Multi Asset Fund , and to the incorporation by reference in Post-Effective Amendment No. 261 to the Registration Statement of The RBB Fund, Inc. (Form N-1A: File No. 033-20827) of our reports dated October 30, 2019 with respect to the financial statements and financial highlights of Boston Partners Small Cap Value Fund II, Boston Partners All-Cap Value Fund, Boston Partners Long/Short Equity Fund, Boston Partners Long/Short Research Fund, WPG Partners Small/Micro Cap Value Fund, Boston Partners Global Equity Fund, Boston Partners Global Long/Short Fund, Boston Partners Emerging Markets Long/Short Fund, Boston Partners Emerging Markets Fund, Boston Partners Global Equity Advantage Fund, SGI U.S. Large Cap Equity Fund, SGI U.S. Small Cap Equity Fund, SGI Global Equity Fund, Abbey Capital Futures Strategy Fund and Abbey Capital Multi Asset Fund (fifteen of the portfolios constituting The RBB Fund, Inc.) (the “Funds”), included in the Funds’ Annual Reports to shareholders for the year ended August 31, 2019.

/s/ Ernst & Young LLP

Philadelphia, Pennsylvania
February 28, 2020